EXHIBIT 10.1


                        RESTRICTED SHARES AWARD AGREEMENT

         1995 DST SYSTEMS, INC. STOCK OPTION AND PERFORMANCE AWARD PLAN


     THIS  AGREEMENT,  is made and entered into this 10th day of November,  2004
(the  "Grant  Date"),  by  and  between  DST  SYSTEMS,   INC.   ("Company")  and
                      ("Employee").
---------------------

          The parties agree as follows:

1. GRANT AND DESIGNATION OF RESTRICTED SHARES. Pursuant to Company's 1995 Stock Option and Performance Award Plan, as amended ("Plan"), Employee is hereby
granted,  as of the Grant  Date,                 (         )  shares of  Company
                                  -------------   ---------
common stock ("Shares") restricted as set forth herein. This award is granted by the Compensation Committee of the Board of Directors of the Company ("Board") and is administered by the Compensation Committee or other committee designated by the Board (the "Committee") or Company officer to which the Committee delegates authority as provided in the Plan.

2. RESTRICTIONS AND PRIVILEGES.

          a. SCOPE OF RESTRICTIONS. Prior to the Release Date (as set forth in Paragraph 3(a) hereof), the Shares shall not be transferable (by sale, assignment, disposition, gift, exchange, pledge, hypothecation, or otherwise) other than by will or the laws of descent and distribution or pursuant to Employee's written beneficiary designation filed with and approved by the Committee prior to Employee's death. However, notwithstanding the foregoing, Employee may gift the Shares to a spouse, child, step-child, grandchild, parent, sibling, or legal dependent of Employee or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or Employee; provided that, the Shares gifted shall remain subject to the restrictions, obligations and conditions described herein. Any attempted disposition of the Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Shares prior to the Release Date, shall be null and void and without effect.

          b. EVIDENCE OF RESTRICTIONS. The Company's Secretary shall determine whether the Shares shall be evidenced by a certificate or held in book entry form with the Company's transfer agent. Any certificate for the Shares shall bear such legend evidencing the restrictions as is determined by the Company's General Counsel, and any book entry account into which the Shares are issued shall be marked as restricted.

          c. PRIVILEGE OF STOCK OWNERSHIP. As of the Grant Date, and except as provided in Paragraph 2(a) hereof, Employee shall have all rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to the Shares; provided that (a) prior to the Release Date the Shares and any new, additional or different securities Employee may become entitled to receive with respect to the Shares by virtue of a stock split or stock dividend or any other distribution for the Shares or change in the corporate structure of the Company shall be subject to the restrictions described in Paragraph 2(a) hereof; and (b) all such stockholder rights shall cease upon forfeiture of the Shares under Paragraph 3(c) hereof.

3. RELEASE OF RESTRICTIONS.

          a.  RELEASE  DATE.   The  Shares  shall  be  free  and  clear  of  the
restrictions set forth in Paragraph 2(a) hereof on January 31, 2010 (the "Release Date") but only if the EPS Goal (as defined in Paragraph 3(e)) is achieved; provided, however, that the EPS Goal shall not be a condition to lapsing of restrictions if a Change in Control (as defined in Paragraph 6(b) hereof) occurs at any time after the Grant Date but prior to January 31, 2010. A release of restrictions shall occur earlier than January 31, 2010 on the earliest any of the following dates (also "Release Dates"): (i) the date Employee becomes disabled (as defined from time to time by the Committee); (ii) the date of Employee's death; (iii) the date of a Termination Without Cause (as defined in Paragraph 3(g)) that occurs on the date of and in connection with a Business Unit Divestiture (as defined in Paragraph 3(i)); (iv) the date of a Change in Control (as defined in Paragraph 6(b)); (v) the date of a Termination Without Cause that occurs in connection with a Reduction in Force (as defined in Paragraph 3(h)); and (vi) the date of Employee's voluntary termination of employment after attaining sixty (60) years of age; provided, however, that a release of restrictions upon any of the events in subclauses (v) or (vi) of this Paragraph 3(a) shall occur only with respect to Eligible Shares (as defined in Paragraph 3(f)).

          b. POTENTIAL AMENDMENTS. Employee acknowledges that the Board may amend the Change in Control definition and related provisions in the Plan at any time after the date of this Agreement, and that such amendment may also delay or otherwise affect the timing, or include additional conditions relating to the lapse of restrictions on the Shares in the event of a Change in Control.
Employee agrees that any such amendment of the Plan shall automatically apply to, and be incorporated in, the terms of this Agreement, without any requirement of prior notice to or consent of Employee.

          c. FORFEITURE. Prior to the Release Date for Shares as set forth in this Paragraph 3, the Shares shall be immediately forfeited to Company without payment by Company of any consideration to Employee if (a) Company does not meet its EPS Goal prior to January 31, 2010 and there has not been a Change in Control after the Grant Date but prior to January 31, 2010, (b) Company determines in its sole discretion that Employee has violated any provision of Paragraph 5 hereof, (c) Employee's employment is terminated by Company For Cause (as defined in Paragraph 3(g)), or (d) Employee is not continuously employed (as defined in Paragraph 3(j)) by Company from the Grant Date through the Release Date as a result of Termination Without Cause, Employee's voluntary termination of employment or other event; provided, however, that such forfeiture is subject to Paragraphs 3(a) and 3(b) hereof with respect to the release of restrictions on all or a portion of the Shares upon the occurrence of certain events.

          d. HOW  RELEASED.  Provided  Employee has  satisfied  tax  withholding obligations as referenced in Paragraph 4 hereof, Company shall at Employee's request on or after the Release Date have Company's transfer agent remove from any certificate evidencing the Shares the legend evidencing the restrictions as referenced in Paragraph 2(b) or instruct the transfer agent to note on the book entry account that such restrictions on the Shares are removed. Upon death of Employee followed by a proper request for delivery of the Shares and proof of payment of applicable death, payroll, income or other taxes, the Shares shall be delivered to Employee's beneficiary named in a written beneficiary designation filed with and approved by the Committee or, if there is no such designated beneficiary, to Employee's executor or administrator or other personal representative acceptable to the Committee. Any request to release the Shares to any person or persons other than Employee shall be accompanied by such documentation as Company may reasonably require, including without limitation, evidence satisfactory to Company of the authority of such person or persons to receive the Shares.

          e. EPS GOAL. The "EPS Goal" is the earnings per share target for Company set by the Committee within ninety (90) days after the Grant Date. The EPS Goal is achieved if prior to January 31, 2010, the Chairperson of the Committee is presented by the Company's Chief Financial Officer or his delegate with the determination (with which the Chairperson or the Committee agrees) that the diluted earnings per share of Company common stock, for any Company fiscal year from and including 2005 through and including 2009 equals or exceeds the EPS Goal.

          f. ELIGIBLE SHARES. For purposes of Paragraph 3(a) hereof, "Eligible Shares" are the total number of Shares granted divided by sixty (60) and then multiplied by the number of full calendar months beginning November 1, 2004, that Employee has worked prior to the event set forth in Paragraph 3 triggering the pro-rata vesting, rounded up to the next whole Share.

          g. TERMINATION WITHOUT CAUSE AND FOR CAUSE. For purposes of this Paragraph 3 hereof, a "Termination Without Cause" is a termination by Company of Employee's employment that is not For Cause. A Termination of employment "For Cause" includes termination for any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, criminal activity, fraud or embezzlement, any unauthorized disclosure or use of material confidential information or trade secrets, or violation of any non-compete or non-disclosure agreement between Employee and Company, Company Subsidiary (as defined in Paragraph 3(j)) or Affiliate (as defined in Paragraph 3(j)).

          h. REDUCTION IN FORCE. For purposes of this Paragraph 3, a "Reduction in Force" is a termination by Company of the employment of at least ten (10) employees in connection with a single plan of employment reduction.

          i. BUSINESS UNIT DIVESTITURE. For purposes of this Paragraph 3, a "Business Unit Divestiture" is the consummation of a merger, reorganization, consolidation, or sale of assets, or stock or other transaction that the Committee determines is a business unit divestiture event, that involves a Company Subsidiary (as defined in Paragraph 3(j)), joint venture, division or other business unit and results in a group of employees of such business unit no longer being employed by Company, a Company Subsidiary or Affiliate (as defined in Paragraph 3(j)).

          j. CONTINUITY OF EMPLOYMENT. For purposes of this Agreement, employment by Company includes employment by: (i) Company; (ii) any corporation in an unbroken chain of corporations beginning with Company or in an unbroken chain of corporations ending with Company if, on the Grant Date, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or any entity in which Company has a direct or indirect equity interest of at least fifty percent (50%) ("Company Subsidiary"); or (iii) any individual or entity that directly or through one or more intermediaries controls or is controlled by or under common control with Company, any entity in which Company determines for purposes of designating Plan participants that it has a significant equity interest, or any entity in which Company directly or indirectly owns stock possessing such minimum percentage of the total combined voting power of all classes of stock or owns such minimum percentage of the capital interests or profit interests as the Committee from time to time determines for purposes of this Paragraph 3(j) (each an "Affiliate"). Employee is not deemed to have terminated employment by, and the Shares shall not be forfeited solely as a result of, any change in Employee's duties or position or Employee's temporary leave of absence approved by Company. To be continuously employed for purposes of this Agreement, Employee must be regularly and continuously employed by Company for more than twenty (20) hours per week and more than five (5) months per year.

4. TAXES. Company shall pay all original issue and transfer taxes and all other fees and expenses necessarily incurred by Company in connection with the issuance of the Shares and the release of restrictions thereon; provided, however, that such issuance and release are subject to payment on the

Grant Date, Release Date or other date as determined by the Company Chief Financial Officer of any required federal, state and local withholding and payroll taxes, which shall be paid by Employee (or his or her guardian, legal representative or successor). The valuation of the Shares for tax and other purposes shall be as set forth in the rules and determinations of the Committee and in applicable laws and regulations. When and in the manner permitted by the Committee and unless otherwise prohibited by law, Employee (or his or her guardian, legal representative or successor) may irrevocably elect in writing on a Company designated form to satisfy any income tax withholding obligation in connection with the lapsing of restrictions on the Shares by requesting Company to retain whole Shares which would otherwise have been released from restriction, which Shares shall no longer belong to Employee. Any such retention, and any use of additional shares of common stock for tax withholding purposes ("Attested Shares") as allowed by the Committee, shall be governed by Committee rules and determinations. The Committee may prescribe, among other things, that Attested Shares shall (i) be fully paid and free and clear from all liens and encumbrances and (ii) have been acquired on the open stock market or directly held for a designated time period and not used for certain designated purposes prior to the attestation. If authorized by the Committee, Attested Shares may be subject to contractual restrictions imposed by Company or restrictions under federal or state securities law. If Shares have been delivered or restrictions released prior to the time a withholding obligation arises, Company shall have the right to require Employee (or his or her guardian, legal representative or successor) to remit to Company amounts sufficient to satisfy all federal, state and local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable by Company to Employee, as necessary. If, within the deadline imposed by Company, Employee has not selected, if allowed by the Committee, whether to have Shares retained for taxes or to pay cash for the tax or tax withholding, or has failed to pay tax or tax withholding amounts when due, then Company may (a) retain whole Shares which would otherwise have been issued or released, (b) deduct such amounts from payroll or other amounts Company owes or will owe Employee, or (c) effect some combination of Share retention and deduction.

5. VIOLATION OF NONCOMPETE, NONUSE AND NONDISCLOSURE PROVISIONS. Employee acknowledges that Employee's agreement to this Paragraph 5 is a key consideration for the grant of the Shares. Employee hereby agrees with the Company as follows:

          a. NONCOMPETE. During the period that Employee is employed by Employer (as defined in Paragraph 5(g)), and thereafter during any period for which Employee is receiving, by agreement of Employee and Employer, any separation payment(s) (whether made in lump sum or installments), Employee agrees that, without consent of Employer, Employee will not engage directly or indirectly within any country where Employee was employed by Employer, in any manner or capacity, as advisor, consultant, principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is competitive with any business conducted by the Company, a Company Subsidiary (as defined in Paragraph 3(j)) or Affiliate (as defined in Paragraph 5(g)); provided, however, that the Committee may determine as provided in Paragraph 6(a) hereof that such obligation shall not apply to any period after termination of employment if such termination was on the date of a Change in Control (as defined in Paragraph 6(b) hereof) or within eighteen (18) months subsequent to such date. Employee further agrees that during the twelve month (12) period subsequent to termination of employment with Employer, Employee will not solicit any employee of Company, a Company Subsidiary or Affiliate to leave such employment to become employed by a competitor of Company, a Company Subsidiary or Affiliate or solicit or contact any person, business or entity which was a customer of Company, a Company Subsidiary or Affiliate at the time of such termination of employment, or any prospective customers of Company, a Company Subsidiary or Affiliate to which the Company, a Company Subsidiary or Affiliate has made a proposal to do business within the twelve month (12) period prior to the date of termination of employment, for purposes of selling goods or services of the type sold or rendered by Company, a Company Subsidiary or Affiliate at the time of termination of employment.

          b. OWNERSHIP OF CONFIDENTIAL INFORMATION, WORKS AND INVENTIONS. All Confidential Information, Works and Inventions (each as defined in Paragraph 5(g)) and documents and other materials containing Confidential Information, Works and Inventions are the exclusive property of Employer. Employee shall make full and prompt disclosure to Employer of all Inventions. Employee assigns and agrees to assign to Employer all of Employee's right, title and interest in Inventions. Employee acknowledges and agrees that all Works are "works made for hire" under the United States copyright laws and that all ownership rights vest exclusively in Employer from the time each Work is created. Should a court of competent jurisdiction hold that a Work is not a "work made for hire," Employee agrees to assign and hereby assigns to Employer all of Employee's right, title and interest in the Work. In the event any Invention or Work may be construed to be non-assignable, Employee hereby grants to Employer a perpetual, royalty-free, non-exclusive license to make, use, sell, have made, and/or sublicense such non-assignable Invention or Work. Employee agrees to assist Employer to obtain and vest its title to all Inventions and Works, and any patent or copyright applications or patents or copyrights in any country, by executing all necessary or desirable documents, including applications for patent or copyright and assignments thereof, during and after employment, without charge to Employer, at the request and expense of Employer.

          c. RECORDKEEPING AND RETURN OF CONFIDENTIAL INFORMATION, WORKS AND INVENTIONS. Employee agrees to maintain regular records of all Inventions and Works developed or written while employed with Employer. Employee agrees to comply with any procedures disseminated by Employer with respect to such recordkeeping. Employee agrees to provide such records to Employer periodically and/or upon request by Employer. Employee agrees to return to Employer all Confidential Information, Works and Inventions in any tangible form, and copies thereof in the custody or possession of Employee, and all originals and copies of analyses, compilations, studies or documents pertaining to any Confidential Information, Works and Inventions, in whatever form or medium, upon a request by Employer, or upon termination of employment.

          d. NONUSE AND NONDISCLOSURE. Employee shall not, either during or after Employee's employment by Employer, disclose any Confidential Information, Works or Inventions to any other person or entity outside of the Employer, or use any Confidential Information, Works or Inventions for any purpose without the prior written approval of an officer of Employer, except to the extent required to discharge Employee's duties assigned by Employer.

          e. SUBSEQUENT EMPLOYER NOTICE. During the term of Employee's employment with Employer, and for a period of one year thereafter, Employee agrees to identify to potential subsequent employer(s), partner(s) or business associate(s) Employee's obligations under this Agreement prior to committing to a position with the employer(s), partner(s), or business associate(s). Employee agrees that Employer may, at its discretion, provide a copy of Paragraph 5 of this Agreement to any of Employee's subsequent employer(s), partner(s), or business associate(s), and may notify any or all of them of Employee's obligations under this Agreement. For a period of one year after the term of Employee's employment by Employer, Employee agrees to give written notice to the Human Resources Department of Employer of the identity of any subsequent employer(s), partner(s), or business associate(s) of Employee.

          f. REMEDIES. Notwithstanding anything to the contrary herein, if Employee violates any provisions of this Paragraph 5, whether prior to, on or after the Release Date, then in addition to all other remedies available to Company, the Shares if the Release Date has not occurred shall be immediately forfeited to Company, or the Shares if the Release Date has occurred shall be immediately transferred by

Employee to Company (with Employee taking all steps necessary to effect the transfer); provided, however, that no consideration shall be paid by Company to Employee for the Shares and if Employee no longer owns the Shares or the transfer cannot or does not occur for any reason, Employee shall promptly pay to Company the fair market value of the Shares on the Release Date as such value is determined by Committee rules. Employee agrees that the provisions of Paragraph 5 hereof are necessary for protection of the business of Company and that violation of such provisions is cause for termination of employment and would cause irreparable injury to Company not adequately remediable in damages. Employee agrees that any breach of its obligations under Paragraph 5 hereof shall, in addition to any other relief to which Company may be entitled, entitle Company to temporary, preliminary and final injunctive relief against further breach of such obligations, along with attorneys' fees and other costs incurred by Company in connection with such action.

          g. PARAGRAPH 5 DEFINITIONS. "Employer" means any Company-related entity that has employed Employee, whether it be Company, a Company Subsidiary (as defined in Paragraph 3(j)), or an Affiliate (as defined in Paragraph 3(j) and also for purposes of this Paragraph 5 including any entity in which Company has an direct or indirect equity interest of at least twenty-five percent (25%)). "Confidential Information" means non-public information about Company, Company Subsidiaries and Affiliates, including without limitation (a) inventions not disclosed to the public by Company, a Company Subsidiary or Affiliate, products, designs, prototypes, data, models, file formats, interface protocols, documentation, formulas, improvements, discoveries, methods, computer hardware, firmware and software, source code, object code, programming sequences, algorithms, flow charts, test results, program formats and other works of authorship relating to or used in the current or prospective business or operations of Company, Company Subsidiaries and Affiliates, all of which is Confidential Information, whether or not patentable or made on Employer premises or during normal working hours; and (b) business strategies, trade secrets, pending contracts, unannounced services and products, financial projections, customer lists, information about real estate Company, a Company Subsidiary or Affiliate is interested in acquiring, and non-public information about others obtained as a consequence of employment by Employer, including without limitation information about customers and their services and products, the account holders or shareholders of customers of Company, Company Subsidiaries and Affiliates, and associates, suppliers or competitors of Company, Company Subsidiaries and Affiliates. "Inventions" mean all discoveries, improvements, and inventions relating to or used in the current or prospective business or operations of Company, Company Subsidiaries and Affiliates, whether or not patentable, which are created, made, conceived or reduced to practice by Employee or under Employee's direction or jointly with others during Employee's employment by Employer, whether or not during normal working hours or on the premises of Employer. "Works" mean all original works fixed in a tangible medium of expression by Employee or under Employee's direction or jointly with others during Employee's employment by Employer, whether or not during normal working hours or on the premises of Employer, and relating to or used in the current or prospective business or operations of Employer.

          h. SURVIVAL. Employee's obligations in this Paragraph 5 shall survive and continue beyond the Release Date, beyond any forfeiture or transfer of the Shares, and beyond any termination or expiration of the Agreement for any reason.

6. CHANGE IN CONTROL.

          a. COMMITTEE ACTION. Notwithstanding any provision of this Agreement to the contrary, if Company is contemplating a transaction (whether or not Company is a party to it) or monitoring an event that would cause Company to undergo a Change in Control (as defined in Paragraph 6(b) hereof), Committee (as constituted before such Change in Control) may determine that the non-compete obligation set forth in Paragraph 5(a) hereof shall not apply to any period after termination of employment if such termination was on the date of a Change in Control or within eighteen (18) months subsequent to such date.

          b. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement a "Change in Control" shall be the same as the definition of such term in the Plan, as amended and interpreted from time to time, as of the date of the event that may cause a Change in Control.

          Notwithstanding the occurrence of a Change of Control under the applicable definition, a Change in Control shall not occur with respect to Employee if, in advance of such event, Employee agrees with Company in writing that such event shall not constitute a Change in Control.

          c. CASH TENDER OFFER FOR NON-VESTED SHARES. If a cash tender offer for at least ninety percent (90%) of Company common stock is consummated, and for any reason all restrictions upon all Shares have not lapsed at such time (the "Non-Vested Shares"), Employee may, at any time after consummation of the tender offer, request in writing that Company create a recordkeeping account (the "Account") for the benefit of Employee with respect to the Non-Vested Shares. If the Employee makes such request, the Company shall immediately credit to such Account an amount equal to the per share tender offer price multiplied by the number of Non-Vested Shares. Upon such Account being so credited, Employee shall forfeit the Non-Vested Shares to Company. The Account shall (i) not be funded,
(ii) be maintained until the date of Account payment or forfeiture set forth herein; (iii) be adjusted for income, gains or losses in the same manner as the account maintained for Employee under the DST Systems, Inc. Supplemental Executive Retirement Plan or other excess ERISA plan then in place ("Applicable Plan"); (iv) if any date or event listed in Paragraph 3(a) shall occur, be vested and payable to Employee as soon as administratively practicable after the Applicable Plan valuation date coinciding with or immediately following such date or event; and (v) be subject to forfeiture under Paragraph 3(c) hereof, and in the event of any such forfeiture, the Account amounts shall remain the sole property of Company and shall not be credited to the accounts of other persons with such accounts. If Employee does not request that an Account be established as provided above and the Shares are converted by action of law (a) into cash, the cash shall be credited to an Account and treated as set forth above, or (b) into another security or property, such other security or property shall be subject to Paragraph 2(c). Employee shall remain an unsecured creditor of Company with respect to the amount credited to the Account from time to time.

7. GENERAL.

          a. NO EMPLOYMENT CONTRACT. Except to the extent the terms of any separate written employment contract between Employee and Company may expressly provide otherwise, Company shall be under no obligation to continue Employee's employment with Company for any period of specific duration and may terminate such employment at any time, For Cause or as a Termination Without Cause (as those terms are defined in Paragraph 3(g)).

          b. COMPLIANCE WITH CERTAIN LAWS AND REGULATIONS. If the Committee determines that the consent or approval of any governmental regulatory body, or that the listing, registration or qualification of the Shares upon any securities exchange or under any law or regulation, is necessary or desirable in connection with the issuing of the Shares or the lapsing of restrictions thereon, Employee shall supply Company with such certificates, representations and information as Company may request and shall otherwise cooperate with Company in obtaining any such listing, registration, qualification, consent or approval.

          c. CONSTRUCTION AND NO WAIVER. Notwithstanding any provision of this Agreement, the issuance of and the release of restrictions on the Shares are subject to the provisions of the Plan. The failure of Company in any instance to exercise any of its rights granted under this Agreement shall not constitute a waiver of any other rights that may arise under this Agreement.

          d. NOTICES. Any notice required to be given or delivered to Company under the terms of this Agreement shall be in writing and addressed to Company in care of its Secretary at its corporate offices, and such notice shall be deemed given only upon actual receipt by Company. Any notice required to be given or delivered to Employee shall be in writing and addressed to Employee at the address indicated below Employee's signature line on this Agreement or such other address specified in a written notice given by Employee to Company, and all such notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          e. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to its principles of conflicts of law.

          f. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or understandings between the parties relating thereto.

          g. AMENDMENTS. This Agreement may be amended in writing executed by both parties. This Agreement shall also be amended, without prior notice to Employee and without Employee's consent, (i) automatically in the circumstances set forth in Paragraphs 3(b) and 6(b), or (ii) by the Committee in the event the Committee deems it necessary or appropriate to make such amendments for purposes of compliance with the American Jobs Creation Act of 2004 or regulations issued pursuant thereto.

     This Agreement will not be deemed to be binding or effective until fully executed by both Employee and an authorized representative of Company as reflected on both signature pages attached hereto.

     IN WITNESS WHEREOF, Employee executed this Agreement as of the day and year first above written.

                                    EMPLOYEE


                                    -------------------------------------------
                                    (EMPLOYEE SIGNATURE)

                                    PRINT NAME:
                                               --------------------------------
                                    PRINT ADDRESS:
                                                  -----------------------------

                                                  -----------------------------